UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

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DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

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Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road
Southfield, MI  48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to Vote of Security Holders

On May 26, 2011, the Company held its Annual Meeting of Shareholders (the "Annual Meeting").  At the Annual Meeting, 14,827,276 shares were represented in person or via proxy, representing 78.6% of the shares entitled to be voted at the Annual Meeting and constituting a quorum of the shareholders.  The shareholders voted in favor of the four proposals set forth in the Company's Meeting Notice and Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2011 and mailed to the shareholders on or about April 29, 2011. The final voting results for each proposal are detailed below.

First, the shareholders voted to elect the following directors:

Directors	For	Withheld	Abstain/Broker Non-Votes
T. Michael Ansley	13,874,576	100	952,600
David G. Burke	13,874,576	100	952,600
Jay Alan Dusenberry	13,874,576	100	952,600
Philip Friedman	13,874,576	100	952,600
David Ligotti	13,874,576	100	952,600
Joseph M. Nowicki	13,874,576	100	952,600
Gregory J. Stevens	13,874,576	100	952,600

Second, the shareholders voted to ratify the Company’s Stock Incentive Plan of 2011.  The number of votes cast for this proposal were as follows: 13,870,976 For; 3,700 Withheld; 952,600 Abstentions and Broker Non-Votes.

Third, the shareholders voted to ratify the Company’s Employee Stock Discount Purchase Plan.  The number of votes cast for this proposal were as follows: 13,872,976 For; 1,700 Withheld; 952,600 Abstentions and Broker Non-Votes.

Fourth, the shareholders voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2011. The number of votes cast for this proposal were as follows: 14,336,546 For; 595 Withheld; 490,135 Abstentions and Broker Non-Votes.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: May 27, 2011	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)